UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

CVS CAREMARK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 7, 2014, CVS Caremark Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $850,000,000 aggregate principal amount of its 2.250% senior notes due August 12, 2019 (the “2019 Notes”) and $650,000,000 aggregate principal amount of its 3.375% senior notes due August 12, 2024 (the “2024 Notes”), collectively (the “Notes”). The Notes were offered pursuant to the Company’s Registration Statement on Form S-3, File No. 333-187440, dated March 21, 2013.

From time to time, certain of the Underwriters and/or their respective affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement. Barclays Capital Inc. and RBS Securities Inc. are acting as Dealer Managers in connection with the Company’s cash tender offers (the “Tender Offers”) for its 6.250% Senior Notes due 2027, 6.125% Senior Notes due 2039, 5.750% Senior Notes due 2041 and 5.750% Senior Notes due 2017. To the extent any of the Underwriters or their affiliates own notes that are the subject of the Tender Offers, they may tender such notes pursuant to the terms of the Tender Offers. An affiliate of one of the underwriters, BNY Mellon Capital Markets, LLC, is the trustee, registrar and paying agent for the Notes. Additionally, a member of the Company’s board of directors is an officer of Bank of America Corporation, an affiliate of one of the Underwriters.

The closing of the sale of the Notes will occur on August 12, 2014. The net proceeds to the Company from the sale of the Notes, after deducting the Underwriters’ discounts and the estimated offering expenses payable by the Company, are approximately $1,482,069,650. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report on Form 8-K and is incorporated by reference into the Registration Statement.

The Notes will be governed by and issued pursuant to a Senior Indenture dated August 15, 2006 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Indenture”). The Company may issue additional senior debt securities from time to time pursuant to the Senior Indenture. The form of Senior Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 15, 2006 and shall be incorporated by reference into this report on Form 8-K. Forms of the Notes are filed as Exhibit 4.1 and 4.2 to this report on Form 8-K and are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement dated August 7, 2014 between CVS Caremark Corporation and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto

4.1	Form of the 2019 Note

4.2	Form of the 2024 Note

5.1	Opinion of Shearman & Sterling LLP

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ David M. Denton
David M. Denton
Executive Vice President and
Chief Financial Officer

	Dated:	August 12, 2014